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                                                                    Exhibit 4.11

                      Syntroleum - Stock Option Agreement
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                                 CONFIDENTIAL


  This Stock Option Agreement (the "Agreement") made this 20th day of June, 1997, by and between Syntroleum Corporation, an Oklahoma Corporation ("Syntroleum") and John Hutton ("Grantee"), evidences the grant by Syntroleum of an option (the "Option") to Grantee to purchase shares of Syntroleum common stock, par value $0.001 per share ("Common Stock"), pursuant to action of the Board of Directors on June 20, 1997 (the "Date of Grant") and Grantee's acceptance of the Option in accordance with the provisions of this Agreement. Syntroleum and Grantee agree as follows.

  1. Grant of Option and Exercise Price. Grantee shall have an option to purchase 20,000 shares of Common Stock at an exercise price of $12.00 per share, the fair market value of Syntroleum Common Stock as determined by Syntroleum's Board of Directors on the Date of Grant, subject to the terms and conditions of this Agreement.

  2. Vesting. Except as otherwise provided in Section 3 below, this Option shall vest as follows: (a) the right to exercise the Option and purchase 6,667 shares shall vest on the first annual anniversary of the Date of Grant, (b) the right to exercise the Option and purchase 6,667 shares shall vest on the second annual anniversary of the Date of Grant, and (c) the right to exercise the Option and purchase the remaining 6,666 shares shall vest on the third annual anniversary of the Date of Grant.

  3. Exercise Period. The Option may be exercised from time to time with respect to all or any number of the then vested, unexercised shares on any regular business day of Syntroleum at its then executive offices, until the earliest to occur of the following dates:

  (a)  the tenth anniversary of the Date of Grant;

  (b) one year after the date of Grantee's termination of employment with Syntroleum by reason of death or disability;

  (c)  the third annual anniversary of Grantee's retirement;

  (d) the date 30 days following the date upon which Grantee's employment with Syntroleum terminates for any reason other than those described in subsections
  (b) or (c) of this Section 3.
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                      Syntroleum - Stock Option Agreement
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                                 CONFIDENTIAL


  4.  Exercise.

        (a) During the period that the Option is exercisable, it may be exercised in full or in part by Grantee or, in the event or Grantee's death, by the person or persons to whom the Option was transferred by will or the laws of decent and distribution, by delivering or mailing written notice of the exercise to the Secretary of Syntroleum. The written notice shall be signed by each person entitled to exercise the Option and shall specify the address and Social Security number of each such person. If any person other than Grantee purports to be entitled to exercise all or any portion of the Option, the written notice shall be accompanied by proof, satisfactory to Syntroleum, of that entitlement.

        (b) Subject to the provisions of subsections (d) and (e) of this Section 4, the written notice shall be accompanied by full payment of the exercise price for the shares as to which the Option is exercised either (i) in cash or cash equivalents, (ii) in shares of Syntroleum Common Stock evidenced by certificates either endorsed or with stock powers attached transferring ownership to Syntroleum, with the aggregate fair market value equal to said exercise price on the date the written notice is received by the Secretary, or (iii) in any combination of cash or cash equivalents and such shares.

        (c) Notwithstanding the provisions of subsection (b) of this Section 4, shares acquired through the exercise of an ISO granted under the Plan may be used as payment at exercise under this Agreement only if such shares have been held for at least 12 months following such acquisition.

        (d) In lieu of payment of the exercise price by way of delivery of certificate(s) evidencing shares of Syntroleum Common Stock, Grantee may furnish a notarized statement reciting the number of shares being purchased under the Option and the number of Syntroleum shares owned by Grantee which may be freely delivered as payment of all or a portion of the exercise price, all pursuant to rules adopted by and subject to the consent of the Syntroleum Board of Directors, in which event Grantee will be issued a certificate for new shares of Common Stock representing the number of shares as to which the Option is exercised, less the number of shares described in the notarized statement as constituting payment under the Option.

        (e) In lieu of payment of the exercise price in cash, shares of Syntroleum Common Stock, or by delivery of a statement of ownership pursuant to subsection (d) of this Section 4, Grantee may, if the Board of Directors consents and pursuant to its rules, pay the exercise price for shares as to which the Option is exercised by surrendering his right to exercise a portion of the Option equal in value to said exercise price. Grantee shall then receive a certificate for the number of shares issuable pursuant to Grantee's exercise of the Option, reduced by a number of shares with an aggregate fair market value equal to the exercise price, which latter number of shares would be deemed purchased pursuant to the exercise of the Option and thus no longer available under the Option.

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

                      Syntroleum - Stock Option Agreement
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                                 CONFIDENTIAL

        (f) In the event Grantee pays the Option exercise price by delivery of a notarized statement of ownership or by surrendering his right to exercise a portion of the Option as described in subsections (d) and (e) of this Section 4, the number of shares remaining subject to the Option shall be reduced not only by the number of new shares issued upon exercise of the Option but also by the number of previously owned shares listed on the notarized statement of ownership and deemed to be surrendered as payment of the exercise price or, as applicable, by the number of shares in connection with which Grantee has surrendered his right to exercise the Option.

        (g) The written notice of exercise will be effective and the Option shall be deemed exercised to the extent specified in the notice on the date that the written notice (together with required accompaniments respecting payment of the exercise price) is received by the Secretary of Syntroleum at its executive offices during regular business hours.

  5. Transfer of Shares; Tax Withholding. As soon as practicable after receipt of an effective written notice of exercise and full payment of the exercise price as provided in Section 4 above, the Secretary of Syntroleum shall cause the appropriate number of shares of Syntroleum Common Stock to be issued to the person or persons exercising the Option by having a certificate or certificates for such number of shares registered in the name of such person or persons and shall have each certificate delivered to the appropriate person. Each such certificate shall bear a legend describing (a) Syntroleum's right of first refusal in the event such person desires or attempts to transfer such shares, as set forth in Section 6, and (b) the restrictions imposed by applicable state and federal securities laws, as described in Section 7(c), to the extent applicable. Notwithstanding the foregoing, if Syntroleum requires reimbursement of any tax required by law to be withheld with respect to shares of Syntroleum Common Stock issuable upon exercise of the Option, the Secretary shall not issue or deliver such shares until the required payment is made.

  6. Right of First Refusal. All shares acquired upon exercise of the Option shall be subject to a right of first refusal requiring Grantee to offer such shares for sale to Syntroleum at their then fair market value, prior to sale or other transfer to any third party. When Grantee, or any other party to whom shares of stock acquired pursuant to the exercise of the Option are issued, desires to sell or otherwise transfer such shares, prior written notice of such proposed sale or transfer must be mailed to the Secretary of Syntroleum. The date such notice is received shall be the effective date of such notice and Syntroleum will then have three business days within which to exercise its right of first refusal by purchasing all or part of such shares at the fair market value on the date such purchase occurs. Failure to purchase such shares by Syntroleum within such time period shall serve to waive Syntroleum's right of first refusal. The Secretary of Syntroleum may also waive such right by delivering written evidence of such waiver to the party desiring to sell such shares.

  7.  Miscellaneous.

        (a) The rights under this Agreement may not be transferred except by will or the laws of descent and distribution. The rights under this Agreement may be exercised during the lifetime of Grantee only by Grantee (or by his guardian or legal representative). The terms of this

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                      Syntroleum - Stock Option Agreement
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                                 CONFIDENTIAL


Option shall be binding upon the executors, administrators, heirs, successors, and assigns of Grantee.

        (b) Authorized leaves of absence from Syntroleum shall not constitute a termination of employment for purposes of this Agreement. For purposes of this Agreement, an authorized leave of absence shall be an absence while Grantee is on military leave, sick leave, or other bona fide leave of absence so long as Grantee's right to employment with Syntroleum is guaranteed by statute, contract, or company policy.

        (c) This Option may not be exercised if the issuance of shares of Syntroleum's Common Stock upon such exercise would constitute a violation of any applicable federal or state securities or other law or valid regulation. Grantee, as a condition to his exercise of this Option, shall represent to Syntroleum that the shares of Syntroleum Common Stock to be acquired by exercise of this Option are being acquired for investment and not with a present view to distribution or resale, unless counsel for Syntroleum is then of the opinion that such a representation is not required under the Securities Act of 1933 or any other applicable law, regulation, or rule of any governmental agency.

        (d) Grantee shall have no rights as a shareholder with respect to any shares covered by the Option until the date of the actual issuance of the shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date the shares or any part thereof are issued pursuant to exercise of all or any part of the Option.

        (e) Grantee agrees not to disclose to any person, directly or indirectly, the terms of this Agreement or any other matters relating to the Option or the shares, including the number of shares subject to the Option or purchased hereunder, without the prior consent of Syntroleum.

        (f) Grantee acknowledges and understands that the Option and underlying shares of Common Stock are not registered under the Securities Act of 1933, as amended, (the "Act") or any applicable state securities laws by reason of claimed exemptions from registration thereunder which depend in part on Grantee's investment intention as outlined in this Agreement and that he is aware that no federal or state agency has made any review, finding or determination regarding the terms of the acquisition of the Option and underlying shares of Common Stock nor any recommendation or endorsement of the Option and underlying shares of Common Stock as an investment, and he must forego the security, if any, that such a review would provide.

        (g) The Option being granted and the underlying shares of Common Stock will be held by Grantee for investment purposes only and not with a view to or for resale, transfer, or other distribution and that Grantee has no agreement or other arrangement, formal or informal, with any person to sell, transfer or pledge any part of the Option or which would guarantee him any profit or protect him against any loss with respect to the Option and underlying shares of Common Stock. Further, Grantee has no plans to enter into any such agreement or arrangement, and,

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

                      Syntroleum - Stock Option Agreement
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                                 CONFIDENTIAL


consequently, Grantee must bear the economic risk of an investment in the Option and underlying shares of Common Stock for an indefinite period of time.

        (h) Grantee is the sole party in interest with respect to the grant of the Option and issuance of the underlying shares of Common Stock and has sufficient knowledge and experience in financial and business matters to enable him to evaluate the merits and risks of this investment.

        (i) Grantee recognizes the speculative nature and the high risk of loss associated with the grant of the Option and issuance of the underlying shares of Common Stock of Common Stock and affirms that the transaction is suitable and consistent with Grantee's investment program and financial situation, which enables Grantee to bear the high risk of this investment.

        (j) Grantee understands and agrees that the Option and underlying shares of Common Stock are subject to certain restrictions or transfer and further acknowledges that the Option and underlying shares of Common Stock will be "restricted" as defined in Rule 144 under the Act and therefore may not be sold or transferred by Grantee except pursuant to an effective registration statement under the Act and applicable state securities laws or unless exemptions from such registration are, in the opinion of Syntroleum's counsel, available with respect to such proposed sale or transfer. Such exemptions are not now available and it is not anticipated that any such exemptions will become available in the future.

        (k) The existence of the Option granted in this Agreement shall not affect in any way the right or the power of Syntroleum or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in Syntroleum's capital structure or its business, or any merger or consolidation of Syntroleum, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of Syntroleum or any sale or transfer of all or any part of its assets or business, or any other corporate act or preceding, whether of a similar character or otherwise.

        (l) Every notice or other communication relating to this Agreement shall be in writing and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by such party.

        (m) The validity and effect of this Agreement and the rights and obligations of the parties, and all other persons affected by this Agreement shall be construed and determined in accordance with the laws of the State of Oklahoma.

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

                      Syntroleum - Stock Option Agreement
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                                 CONFIDENTIAL


  IN WITNESS WHEREOF, Syntroleum, by its duly authorized officer, and Grantee have signed this Agreement as of the date first above written.


SYNTROLEUM CORPORATION



/s/  Mark A. Agee
Mark A. Agee
President/COO


Grantee's Name:   W.J. Hutton
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Grantee's Title:   European Representative
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